TIDAL ETF TRUST 485BPOS

Exhibit 99(h)(iii)(19)

NINETEENTH AMENDMENT

TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS NINETEENTH AMENDMENT effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Jason Hadler

Name:	Eric Falkeis	Name:	Jason Hadler

Title:	President	Title:	SVP

Date:	9/16/2022	Date:	9/20/2022

Amended Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF

SoFi Next 500 ETF

SoFi Social 50 ETF

SoFi Be Your Own Boss ETF

SoFi Weekly Income ETF

SoFi Weekly Dividend ETF

SoFi Web 3 ETF

SoFi Smart Energy ETF

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF

ATAC Credit Rotation ETF

ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily Blockchain ETF

Elevate Shares 2X Daily METV ETF

Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Newday Sustainable Development Equity ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF

Constrained Capital ESG Orphans Daily Inverse ETF

Unlimited Hedge Industry Tracker ETF

Aztlan Global Stock Selection DM SMID ETF

Noble Absolute Return ETF

God Bless America ETF